Exhibit 99.1

Box Announces Strategic Partnership with KKR, including $500 Million KKR-led Investment

Company Intends to Repurchase Up to $500 Million of Common Stock Through Self-Tender Offer

KKR’s Head of Americas Technology Private Equity, John Park, to Join Box Board

REDWOOD CITY, Calif., April 8, 2021 – Box, Inc. (NYSE: BOX), the leading Content Cloud, and KKR, a leading global investment firm, today announced an agreement for KKR funds to lead a $500 million investment in the company in the form of convertible preferred stock. The investment from KKR will advance the company’s strategy to deliver the Box Content Cloud and enable customers to modernize how they work and drive digital transformation throughout their organizations.

Box anticipates using substantially all of the proceeds to fund a share repurchase through a “Dutch auction” self-tender of up to $500 million of its common stock, with specific amount and pricing of the self-tender to be determined based on market conditions and stock prices at the time when the self-tender is launched. The self-tender is expected to commence after Box releases its fiscal first quarter financial results in May 2021. Further details on the self-tender will be included in filings with the U.S. Securities and Exchange Commission (“SEC”) at the time of its commencement.

“The investment from KKR is a strong vote of confidence in our vision, strategy, and continued efforts to increase growth and profitability,” said Aaron Levie, co-founder and CEO of Box. “KKR is one of the world’s leading technology investors with a deep understanding of our market and a proven track record of partnering successfully with companies to create value and drive growth. With their support, we will be even better positioned to build on Box’s leadership in cloud content management as we continue to deliver value for our customers around the world.”

“We are pleased to establish this relationship with KKR and bring their team’s expertise to Box at this important time in the company’s evolution,” said Dana Evan, Lead Independent Director of Box Board of Directors. “Our Board has been focused on ways to support and accelerate the company’s strategy while driving shareholder value. After undertaking a comprehensive review of a wide range of strategic options, the Board unanimously determined that continuing to execute Box’s long-term strategy in combination with a significant share repurchase and the support of KKR, is the optimal path to drive the company’s next phase of growth.”

Continued Evolution of the Board of Directors and Strengthened Corporate Governance

Upon closing of the transaction, John Park, Head of Americas Technology Private Equity at KKR, will join Box’s Board of Directors. With this addition, Box’s Board will be expanded to ten directors.

Mr. Levie continued, “We are thrilled to welcome John, a highly respected voice in the technology industry, to the Board. John brings substantial experience advising and supporting software and other technology companies with a focus on the cloud. We look forward to adding his expertise to our Board as Box continues innovating and transforming how enterprises work in the digital age.”

“Box has a highly differentiated product platform with a customer-centric vision that makes it an ideal investment for KKR,” said Mr. Park. “Under Aaron’s leadership, Box has been transforming and simplifying how people and businesses work, and I look forward to working closely with him, Box’s Board and the broader leadership team to support the company in its next stage of growth.”

Box also announced today that current director Bethany Mayer will be appointed as Chair of the Board of Directors, effective May 1, 2021. Ms. Mayer joined the Box Board in April 2020 as an independent director. Ms. Mayer brings more than 30 years of strategic leadership experience driving growth for technology companies, including operating roles as former CEO of Ixia, Senior Vice President and General Manager of the Networking Business Unit at Hewlett Packard, and Senior Vice President of Worldwide Marketing and Alliances at Blue Coat Systems. Current Board Chair and Box CEO Aaron Levie will remain on the Box Board of Directors.

“As we continue to evolve our Board and adopt best-in-class corporate governance practices, we are pleased to name Bethany as Chair,” said Aaron Levie, co-founder and CEO of Box. “Bethany’s deep technology experience scaling multi-billion-dollar enterprise businesses at various stages and sizes has been incredibly valuable to me and the entire Board. We’re looking forward to working with her in this new role.”

“Box has pioneered cloud content management and I believe we have the right strategy and right team in place to further cement our leadership position in the market by driving growth, operational efficiency, and shareholder value,” said Bethany Mayer. “I’m thrilled to take on the role of Board Chair and to continue to work closely with Aaron and the rest of the Board as we lead the company forward.”

Advancing the Box Content Cloud and Driving Next Phase of Growth

Box today reaffirmed its vision to deliver the Content Cloud and drive profitable growth. Bolstered by the support of KKR, the company is focused on advancing its land-and-expand strategy to generate growth from new and existing customers while driving continued demand for its advanced product capabilities and adoption of Box Suites. To further open up new areas for growth and innovation, the company is growing its product portfolio and expanding its presence in key international markets.

To accelerate its strategy Box has expanded into new market adjacencies like e-signatures with Box Sign, the new e-signature capability that will be natively embedded in Box, while also continuing to double down on product areas like Box Shield and Box Governance for advanced security and compliance, and Box Relay for workflow automation. Box also continues to cultivate strong partnerships with leading technology companies and system integrators, including IBM, Google, Salesforce, Slack, Zoom, Cisco Okta, and Microsoft, to ensure it is delivering its Content Cloud to customers at scale.

As previously announced, Box is committed to achieving a revenue growth rate between 12-16%, with operating margins of between 23-27%, by fiscal 2024. Box remains confident in its ability to achieve these results based on the customer momentum underway, as well as the company’s product roadmap and the total addressable market opportunity ahead.

Investment Terms

KKR will lead the purchase of $500 million of convertible preferred stock. The preferred stock will be convertible into shares of Box common stock at a conversion price of $27.00 per share. In the event that the 10-day volume-weighted average price, or VWAP, ending April 21, 2021 is less than a threshold price of $20.77 per share, the conversion price will be proportionately adjusted downward from $27.00. Any downward adjustment will maintain the same ratio of conversion price to 10-day VWAP as the unadjusted conversion price to such threshold price, subject to a minimum conversion price of $24.00 per share. The investment from KKR is being made through certain of its investment funds.

The preferred stock carries a 3% dividend, which will be payable in kind or in cash, at Box’s election. On an as-converted basis, the preferred stock will represent approximately 11% of Box’s shares outstanding after giving effect to the investment and before any share repurchases.

The preferred stock can be converted into common stock at any time, and Box may be required to redeem the preferred stock after seven years.

Conversely, Box can require conversion into common stock after three years if the stock price exceeds certain thresholds and can redeem the preferred stock after five years, subject to a call schedule.

Consummation of this investment is subject to satisfaction of customary closing conditions. Box currently expects the investment to close in May 2021.

Further details will be included in a Form 8-K to be filed with the SEC in due course.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Box. Wilson Sonsini Goodrich & Rosati, P.C. and Sidley Austin LLP are serving as legal advisors to Box.

About John Park

John Park leads the technology industry team within KKR’s Americas Private Equity platform. He is also a member of the Investment Committee and Portfolio Management Committee for Americas Private Equity. Mr. Park is currently a member of the Board of Directors of BMC Software, Calabrio, Corel, Internet Brands, Optiv and Ticket Monster, and was involved with KKR’s investments in ASG Technologies, Autodata Solutions, Cylance, Epicor, Exact, GoDaddy, Mitchell International, Ping Identity, Reliance Jio Platforms and SunGard Data Systems.

Mr. Park holds an A.B., cum laude, in Economics from Princeton University and an M.B.A. from Harvard Business School.

About Bethany Mayer

Bethany Mayer is currently an executive partner at Siris Capital Group and serves on the public company Board of Directors of Box, Inc. (BOX), Lam Research Inc (LRC), Marvell Technologies (MRVL), and Sempra Energy (SRE). Prior to joining Siris Capital Group, she was the President and Chief Executive Officer, and Director of Ixia, a publicly-traded company and a leader in test, visibility and security solutions. Mayer served as CEO of Ixia when it was acquired by Keysight Technologies Inc. Previously, she served as Senior Vice President and General Manager of the Networking Business Unit at Hewlett Packard and Senior Vice President of Worldwide Marketing and Alliances at Blue Coat Systems.

Ms. Mayer holds an M.B.A. from California State University, Monterey Bay and bachelor’s degree from Santa Clara University.

About Box

Box (NYSE:BOX) is a leading cloud content management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

About KKR

KKR is a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements

Certain statements contained herein contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the contemplated investment and whether and when such investment would be consummated and achievement of its potential benefits; any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method (whether by tender offer or otherwise) any such repurchase would be consummated, and the per share price of any such repurchase; our future financial and operating results, including expectations regarding revenues, deferred revenue, billings, remaining performance obligations, gross margins and operating income; our market opportunity, business plan and ability to effectively manage our growth; our ability to maintain an adequate rate of revenue and billings growth and our expectations regarding such growth; our ability to achieve profitability and expand or maintain positive cash flow; our ability to achieve our long-term margin objectives; our ability to grow our unrecognized revenue and remaining performance obligations; our expectations regarding our revenue mix; costs associated with defending intellectual property infringement and other claims and the frequency of such claims; our ability to attract and retain end-customers; our ability to further penetrate our existing customer base; our expectations regarding our retention rate; our ability to displace existing products in established markets; our ability to expand our leadership position as a cloud content management platform; our ability to timely and effectively scale and adapt our existing technology; our ability to timely and effectively scale and adapt our existing technology; our investment strategy, including our plans to further invest in our business, including investment in research and development, sales and marketing, our data center infrastructure and our professional services organization, and our ability to effectively manage such investments; our ability to expand internationally; expectations about competition and its effect in our market and our ability to compete; the effects of seasonal trends on our operating results; use of non-GAAP financial measures; our belief regarding the sufficiency of our cash, cash equivalents and our credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months; our expectations concerning relationships with third parties; our ability to attract and retain qualified employees and key personnel; our ability to realize the anticipated benefits of our partnerships with third parties; the effects of new laws, policies, taxes and regulations on our business; management’s plans, beliefs and objectives, including the importance of our brand and culture on our business; our ability to maintain, protect and enhance our brand and intellectual property; and future acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets. These statements are based on estimates and information available to us at the time of this presentation and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Certain Information Regarding the Tender Offer

The description contained herein is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of Box’s common stock. A tender offer for the outstanding shares of Box’s common stock has not commenced. If a tender offer is commenced, if ever, Box will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Box’s stockholders at no expense to them through Box’s website at www.boxinvestorrelations.com. In addition, those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Investors:

Elaine Gaudioso

+1 650-209-3463

ir@box.com

Media:

Denis Roy and Rachel Levine

+1 650-543-6926

press@box.com

OR

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Dan Moore

+ 1 212-355-4449

KKR:

Cara Major or Miles Radcliffe-Trenner

media@kkr.com